UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

600 North Hurstbourne Parkway Suite 300 Louisville, Kentucky 40222 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed solely to amend the cover page from the original Form 8-K filed on October 21, 2013, in which the box indicating that the filing was soliciting material pursuant to Rule 14a-12 under the Exchange Act was inadvertently not checked in the filing on EDGAR due to a technical error.

This Amendment No. 1 on Form 8-K/A is being filed for the sole purpose of correcting this omission, and speaks as of the original filing date, and except as indicated, has not been updated to reflect events occurring subsequent to the original filing date.

The information below, except where indicated by footnote, is a recitation of the text from the original Form 8-K filed on October 21, 2013.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously announced, NTS Realty Holdings Limited Partnership (the “Company”, “we”, “us” or “our”) and NTS Realty Capital, Inc. (“Realty Capital”), our managing general partner, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 27, 2012, with NTS Merger Parent, LLC (“Parent”), an entity controlled by our founder and Chairman, J.D. Nichols, and our President and Chief Executive Officer, Brian F. Lavin, and NTS Merger Sub, LLC (“Merger Sub”, and together with Mr. Nichols, Mr. Lavin, Parent and certain of their respective affiliates, the “Purchasers”), a wholly-owned subsidiary of Parent. Upon consummation of the transactions proposed in the Merger Agreement, Merger Sub would merge with and into the Company and the Company would continue as the surviving entity (the “Merger”).  In connection with the Merger Agreement, we entered into a Voting and Support Agreement (the “Support Agreement”) on December 27, 2012 with the Purchasers in which they agreed to vote their limited partnership units in the Company in favor of approving the Merger Agreement and the Merger.

On October 18, 2013, the special committee of Realty Capital’s board of directors delivered notice (“Notice”) to Parent and Merger Sub informing Parent and Merger Sub that the special committee, in consultation with its legal and financial advisors, has conducted a thorough review of the Company’s rights and options under the Merger Agreement.  Having completed this phase of its review and analysis, the special committee terminated the Merger Agreement pursuant to Section 7.1(b)(i) thereof as a result of the failure of the transactions contemplated by the Merger Agreement to close by September 30, 2013.  In making this decision, the Special Committee weighed numerous factors, including the improving financial performance of the Company during the nine months that have passed since the execution of the Merger Agreement, and determined that, on balance, it was in the best interests of the unaffiliated holders of the Company’s limited partnership units to terminate the Merger Agreement at this time.  The Notice further provides that notwithstanding the termination, the special committee continues to consider additional potential actions, and reserves all of its rights.  A copy of the Notice is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

In connection with the termination of the Merger Agreement, the Support Agreement has also terminated pursuant to its terms. The material terms of the Merger Agreement and the Support Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2012, which descriptions are incorporated herein by reference.

On October 18, 2013, the Company issued a press release announcing the termination of the Merger Agreement discussed in Item 1.02 of this Current Report.  A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

This document contains forward looking statements that can be identified by the use of words like “would,” “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 22, 2013, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this document.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated October 18, 2013*
	99.2	Notice of Merger Agreement Termination, dated October 18, 2013*
* Previously filed on Form 8-K filed on October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	October 22, 2013

EXHIBIT INDEX

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated October 18, 2013*
	99.2	Notice of Merger Agreement Termination, dated October 18, 2013*
* Previously filed on Form 8-K filed on October 21, 2013

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